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                                                                   EXHIBIT 10(b)
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                   FIFTH AMENDMENT TO MERCHANDISE AGREEMENT
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This FIFTH AMENDMENT TO MERCHANDISE AGREEMENT (the "Fifth Amendment") is entered into as of September 2, 1997, by and among InterTAN, Inc. and each member of the "ITI-Group" (as defined in the Fourth Amendment to Merchandise Agreement) and Tandy Corporation, and A&A International, Inc.

WHEREAS, each of the parties hereto entered into that certain Merchandise Agreement dated as of October 15, 1993; and

WHEREAS, the Merchandise Agreement has been amended by the First Amendment to Merchandise Agreement (dated November 1, 1993), the Second Amendment to Merchandise Agreement (dated October 2, 1995), the Third Amendment to Merchandise Agreement (dated February 1, 1996) and the Fourth Amendment to Merchandise Agreement (dated July 1, 1996); and

WHEREAS, the parties hereto have agreed to modify the security used to guarantee the payment of the merchandise ordered by the ITI-Group when using A&A International, Inc. as its agent; and

WHEREAS, in order to give affect to the parties' intentions, the parties hereto desire to execute this Fifth Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1.  Definitions.  The terms used herein, unless otherwise defined,
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shall have the meanings set forth in the Merchandise Agreement, as amended.

     Section 2.  Amendment to Section 1.3.  Section 1.3 of the Merchandise
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Agreement is hereby amended by adding the following new Section 1.3(k):


     "(i) The parties agree that the ITI-Group, as an alternative or conjunctive procedure to that stated in Section 1.3(b) through (j) above, may from time to time post one or more Surety Bonds (individually a "Surety Bond" and collectively, the "Surety Bonds") in an amount or amounts acceptable to A&A and with a surety or sureties acceptable to A&A. The Surety Bond(s) may be posted as either partial or complete fulfillment of the security required hereunder up to the penal amount of the Surety Bond(s). In the event the amounts due and owing under this Agreement, for which an L/C would have been otherwise required, exceeds the penal sum of the Surety Bond(s), the ITI-Group shall arrange for L/C's (as per Section 1.3(b) through (j) above) or cash deposits to secure payments as required under this Agreement. Each Surety Bond posted by the ITI-Group shall contain such terms and conditions as deemed mutually acceptable to A&A, the ITI-Group and the issuer of the Surety Bond. Notwithstanding anything herein to the contrary, no Surety Bond shall be deemed acceptable to A&A until such time as A&A has, in writing, acknowledged and accepted such Surety Bond. If, for any reason, A&A is unable to draw upon any Surety Bond for payment, A&A may declare

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          the ITI-Group in default of this Agreement, and absent a cure by the
          ITI-Group, may terminate same and enforce its rights hereunder.


(ii) The ITI-Group agrees that, regarding A&A's right to receive payment under any Surety Bond, and, as a material inducement for A&A to enter into this amendment and to accept a Surety Bond in lieu of a documentary letter of credit, ITI-Group hereby waives any and all claims, defenses or offsets of any kind that ITI-Group has or may have against A&A relating to, or serving as a basis for, non-payment under any Surety Bond posted under this Agreement. Without limiting the foregoing, all of the following are hereby waived and shall not be asserted by the ITI-Group as a defense, a claim for reimbursement, or a basis for non-payment under any Surety Bond:

          (1) Any claim or defense based upon the ITI-Group's failure to pay A&A due to force majeure, laches, impracticability, impossibility, or unconscionability, material alteration of this Agreement, as previously and hereby amended, extension of the ITI-Group's time to pay, failure to mitigate by A&A, improper/inadequate notice of default, usury, or release or loss of collateral.

          (2) Any claim or defense based upon nonconformity of finished product with the corresponding purchase order or similar documents.

          (3) Any claim or defense based upon warranties or representations, whether express or implied, made by A&A to the ITI-Group under the terms of the Merchandise Agreement.

(iii) In the event of a default in payment by the ITI-Group necessitating a claim to be made under any Surety Bond, A&A agrees to use commercially reasonable efforts to assist the ITI-Group to cancel product orders placed by the ITI-Group, in accordance with Section 1.10(c) of this Agreement, as previously amended."

(iv) Open Orders secured by any Surety Bond posted in the manner as described in (i) above shall be subject to (1) the same percentage formula as applicable to L/C postings and (2) the Same SKU Merchandise formula, each as specified in Section 1.3(e) of this Agreement, as previously amended. Prior to the posting of any Surety Bond under this Section1.3(k), the ITI-Group shall notify A&A in writing as to the manner in which the full face amount of any Surety Bond shall be allocated between the members of the ITI-Group. The ITI-Group shall be entitled to reallocate, from time to time, the full face amount of any Surety Bond between the ITI-Group members; provided A&A shall be notified not less than ten (10) days prior to any such reallocation of the full face amount.



     Section 4.  Amendment to Section 1.8.  Section 1.8 of the Merchandise
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Agreement is hereby amended by adding the following as the last sentence thereof:


         "The ITI-Group agrees to pay A&A by wire transfer all amounts due for merchandise in the amount(s) specified in the applicable Merchandise Payment Request ("MPR") within three (3) business days from the date of ITI-Group's receipt of the applicable MPR, the form of which is attached to the bond. Notwithstanding the foregoing, A&A may, in its sole discretion, extend the payment period and adjust any amount(s) specified in a MPR in order to resolve any inaccuracies or discrepancies, or to make similar adjustments to the MPR which may be required."

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     Section 5.  Ratification of Merchandise Agreement, the First Amendment to
                 -------------------------------------------------------------
Merchandise Agreement, the Third Amendment to Merchandise Agreement, and the
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Fourth Amendment to Merchandise Agreement.  The Agreement, as amended by the
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First Amendment to Merchandise Agreement, Third Amendment to Merchandise
Agreement, and the Fourth Amendment to Merchandise Agreement, is in all other respects hereby ratified and confirmed, and all of its provisions, as thereby and hereby amended, continue in full force and effect.

     Section 6.  Governing Law.  THIS FIFTH AMENDMENT SHALL BE SUBJECT TO
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ARTICLE 7, SECTION 7.1 OF THE AGREEMENT ENTITLED "Texas Law Applicable;
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Submission to Jurisdiction".  SECTION 7.1 OF THE AGREEMENT, AS AMENDED, IS
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HEREBY ADOPTED BY REFERENCE AND INCORPORATED HEREIN FOR ALL PURPOSES AS IF SET
OUT AT LENGTH.

     Section 7.  Execution in Counterparts.  This Fifth Amendment may be
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executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Fifth Amendment. Delivery of an executed counterpart signature page to this Fifth Amendment by telecopy shall be as effective as delivery of a manually executed counterpart of this Fifth Amendment.



IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Merchandise Agreement to be executed by their duly authorized representatives or officers, all as of the day and year first above written.


TANDY CORPORATION                               InterTAN AUSTRALIA LTD.


By:   /s/ Dwain H. Hughes                       By:  /s/ James T. Nichols
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Its:


A&A INTERNATIONAL, INC.                         InterTAN U.K. LIMITED


By:   /s/ Dwain H. Hughes                       By:  s/s James T. Nichols
    ---------------------                           ---------------------------
Its:


InterTAN, INC.                                  TECHNOTRON SALES CORP.


By:   /s/ James T. Nichols                      PTY. LTD.
    ----------------------
Its:  President & CEO                           By:  /s/ James T. Nichols
                                                    --------------------------
                                                Its: Director

InterTAN CANADA LTD.

By:   /s/ James T. Nichols
    ----------------------
Its:  President
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